Exhibit 99.1

MCEWEN MINING PROVIDES UPDATE ON GOLD BAR MINE START-UP

TORONTO, Feb. 5, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report that construction of the Gold Bar Mine in Nevada’s prolific Battle Mountain-Cortez Trend is nearing completion, just 14 months after breaking ground in November 2017. The Mine is on schedule for inaugural gold production in late February 2019. Commercial production will follow when the Mine’s systems reach a steady state, which is expected by the end of Q1. The project is tracking on our original capital cost estimate of $81.4 million.

150,000 tons of ore have been placed on the heap leach pad since starting in December 2018. A few weeks ago leaching was initiated and gold is being dissolved by the cyanide solution at the desired rate. We estimate that the Gold Bar Mine will produce 55,000 ounces (oz) gold in 2019 at an all-in cost of approximately US$975 per ounce.

December and January were challenging months on site with heavy snow and cold temperatures delaying some work. Remaining activities to complete the process plant include electrical work, instrumentation installation, and commissioning of the gold refinery circuit. We would like to thank all our employees and subcontractors for their dedication to the job at hand whatever the conditions.

2018 exploration drilling has extended the estimated mine life to 7.4 years. The future addition of the Gold Bar South resource to the mine plan should further extend the mine life by a minimum of one year. Our 2019 exploration budget on the Gold Bar property is $4.4 million. Exploration drilling will target both near surface and deep Carlin-type mineralization.

For a 360° Virtual Tour of the Gold Bar Mine click here: http://mcewenmining.com/files/output-1/index.html

For current photos of the Mine’s facilities in use click here: https://mcewenmining.com/files/doc_news/archive/20190200_gold_bar/Feb_2019_Gold_Bar_pics.pdf

About McEwen Mining

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the Fenix Project in Mexico; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has approximately 345 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns roughly 23% of the shares.

TECHNICAL INFORMATION

The technical contents of this news release has been reviewed and approved by Chris Stewart, P.Eng., President & COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, the Company estimates, forecasts, projections, expectations or beliefs as to future events and results, and statements regarding exploration results and exploration plans. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, significant variations from estimates, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Christina McCarthy Investor Relations (647)-258-0395 ext 390 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining Instagram: instagram.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9 (866) 441-0690